Exhibit 99.1

Enovix Appoints Kristina Truong as Chief Accounting Officer

December 30, 2024

FREMONT, Calif., Dec. 30, 2024 (GLOBE NEWSWIRE) -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), a Silicon Valley high-performance battery manufacturing company, today announced the appointment of Kristina Truong as its first Senior Vice President and Chief Accounting Officer. Kristina will oversee all accounting, controllership and financial reporting, including Sarbanes-Oxley controls. She will also play a key role as part of Enovix’s senior leadership team, helping to drive operational excellence and financial transparency as the Company enters its next phase of growth.

Enovix CEO Raj Talluri commented, “With Enovix poised for significant growth in 2025 and beyond, and operating in five international geographies, we decided now is the right time to add the role of Chief Accounting Officer to our executive team. Kristina has been an indispensable leader in our financial organization over the past two years, and her proven expertise, coupled with her deep understanding of Enovix, made her the clear choice to take on this critical position. Her leadership will be instrumental as we continue to scale and deliver for our customers.”

Kristina joined Enovix in June of 2022 and brings over 25 years of experience guiding public and private technology, telecommunications and life sciences companies worldwide. Before joining Enovix, she served as Corporate Controller at Spruce Biosciences, where she successfully managed corporate accounting functions and compliance in a high-growth environment. Kristina is an active California Certified Public Accountant and holds a Bachelor of Science specialized in Accounting from Capital University in Columbus, Ohio.

About Enovix

Enovix is on a mission to deliver high-performance batteries to unlock the full potential of technology products. Every electronic appliance – for IoT, mobile, and computing – needs a better battery. Enovix is partnering with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic battery architecture creates higher-performing batteries without compromising safety and keeps us on the cutting-edge.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit www.enovix.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements include, without limitation, our expectations regarding, and our ability to respond to, market and customer demand; our expectations regarding the level of customers’ interest in our batteries, the demand for more energy dense batteries and the suitability of our products to address this demand, and the impact of artificial intelligence (“AI”) features on the foregoing; our financial and business performance; projected improvements in our manufacturing and commercialization and R&D activities at Fab2, including the ability of the sales team to support the path to profitability by attracting demand across high-growth

Exhibit 99.1

markets; our achievement of the milestones under our strategic partnership with a second leading smartphone OEM and our ability to enter into the smartphone market in 2025 with high-volume production from our Fab2 facility; our expectations regarding EX-1M production and mass production purchase order with a leading IoT customer in 2025, completion of site acceptance testing for our High-Volume Line, and the shipment of EX-2M samples in Q4; our ability to meet goals for yield and throughput; our expectations regarding Fab2 in and its capacity to support multiple customer qualifications; the anticipated contributions of our R&D teams to support product innovation; our revenue funnel; our efforts in the portable electronics and EV markets, including the IoT, smartphone and virtual reality categories; our ability to meet milestones and deliver on our objectives and expectations, including achieving certain safety certifications for our products and our ability sample batteries from our Agility Line to customers; the implementation and expected success of our business model and growth strategy, including our focus on the addressable market categories in which we believe an improved battery drives a high value to the product and premium pricing for our solutions; our ability to manage our expenses and realize our annual cost savings goals; our ability to manage and achieve the benefits of our restructuring efforts; and forecasts of our financial and performance metrics.

Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to improve energy density among our products, establish sufficient manufacturing operations and optimize manufacturing processes to meet demand, source materials and establish supply relationships, and secure adequate funds to execute on our operational and strategic goals; the safety hazards associated with our batteries and the manufacturing process; a concentration of customers in the military market; certain unfavorable terms in our commercial agreements that may limit our ability to market our products; market acceptance of our products; changes in consumer preferences or demands; changes in industry standards; the impact of technological development and competition; and global economic conditions, including inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products.

For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. Any forward-looking statements in this letter to shareholders speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media and investor inquiries, please contact: Robert Lahey Email: ir@enovix.com